SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2002

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

5020 148th Avenue NE

Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 882-2000

Item 5. Other Events.

     On December 16, 2002, Applied Microsystems Corporation (the “Company”) announced that its board of directors has unanimously decided to recommend to shareholders that the Company be liquidated. The Company’s board of directors has appointed an independent committee, consisting of directors Elwood D. Howse, Jr. and Charles H. House, to oversee the process of selling the Company’s Libra Networks assets. The special committee has been empowered to engage a financial advisor to assist it in this process. The Company plans to prepare a proxy statement as soon as practicable that will provide additional information and will submit a plan of liquidation and dissolution to its shareholders for approval. The Company is currently unable to predict the amount of any potential distribution to shareholders or the timing of any such distribution.

     The Company also announced that one of its directors, Lary L. Evans, has resigned from its board of directors. Mr. Evans was the majority owner of Reba Technologies, Inc., from which the Company purchased a portion of its Libra Networks intellectual property in May of 2002.

     A copy of the Company’s press release announcing the board of directors’ decision to liquidate and the resignation of Mr. Evans is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements And Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release of Applied Microsystems Corporation dated December 16, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

December 17, 2002	By:	/s/ Robert C. Bateman

Robert C. Bateman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Applied Microsystems Corporation dated December 16, 2002